Exhibit 21.1

                 SUBSIDIARIES OF IMAGISTICS INTERNATIONAL INC.



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                  SUBSIDIARIES OF IMAGISTICS INTERNATIONAL INC.
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Imagistics International Limited
(United Kingdom)